Exhibit 4.1

THIRTIETH SUPPLEMENTAL INDENTURE

THIRTIETH SUPPLEMENTAL INDENTURE, dated as of August 24, 2026 (this “Supplemental Indenture”), among each of the parties named on Schedule I hereto (collectively, the “New Guarantors”), Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (together with CCO, the “Issuers”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuers and CCO Safari II, LLC, a Delaware limited liability company, have heretofore executed and delivered to the Trustee an Indenture, dated as of July 23, 2015, as amended by the First Supplemental Indenture, dated as of July 23, 2015, the Second Supplemental Indenture, dated as of May 18, 2016, the Third Supplemental Indenture, dated as of May 18, 2016, the Fourth Supplemental Indenture, dated as of November 1, 2016, the Fifth Supplemental Indenture, dated as of April 20, 2017, the Sixth Supplemental Indenture, dated as of July 6, 2017, the Seventh Supplemental Indenture, dated as of September 18, 2017, the Eighth Supplemental Indenture, dated as of December 21, 2017, the Ninth Supplemental Indenture, dated as of April 17, 2018, the Tenth Supplemental Indenture, dated as of July 3, 2018, the Eleventh Supplemental Indenture, dated as of July 27, 2018, the Twelfth Supplemental Indenture, dated as of January 17, 2019, Thirteenth Supplemental Indenture, dated as of June 21, 2019, Fourteenth Supplemental Indenture, dated as of July 10, 2019, Fifteenth Supplemental Indenture, dated as of October 24, 2019, Sixteenth Supplemental Indenture, dated as of April 17, 2020, Seventeenth Supplemental Indenture, dated as of November 19, 2020, Eighteenth Supplemental Indenture, dated as of December 4, 2020, Nineteenth Supplemental Indenture, dated as of March 4, 2021, Twentieth Supplemental Indenture, dated as of June 2, 2021, Twenty-First Supplemental Indenture, dated as of October 12, 2021, Twenty-Second Supplemental Indenture, dated as of March 15, 2022, Twenty-Third Supplemental Indenture, dated as of November 7, 2023, Twenty-Fourth Supplemental Indenture, dated as of November 10, 2023, Twenty-Fifth Supplemental Indenture, dated as of May 14, 2024, Twenty-Sixth Supplemental Indenture, dated as of September 2, 2025, Twenty-Seventh Supplemental Indenture, dated as of August 12, 2026, Twenty-Eighth Supplemental Indenture, dated as of August 18, 2026 and Twenty-Ninth Supplemental Indenture, dated as of August 24, 2026 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ Notes;

WHEREAS, the Issuers desire to add the New Guarantors as Note Guarantors under the Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Collateral Agent, the Issuers and other Note Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture to add the Note Guarantees by the New Guarantors.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.            Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.            Agreement to Guarantee. Each of the New Guarantors hereby agrees, jointly and severally with each other and all existing guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Note Guarantor under the Indenture until released pursuant to the terms of the Indenture. Each of the New Guarantors will be entitled to the benefits set forth in Article 10 of the Indenture, including the release provisions set forth in Section 10.02(b) of the Indenture.

3.            Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

4.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

5.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.            Trustee Makes No Representation. The recitals contained herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.            Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Thirtieth Supplemental Indenture to be duly executed as of the date first above written.

CHARTER COMMUNICATIONS OPERATING, LLC

By:	/s/ Jeffrey B. Murphy
Name: Jeffrey B. Murphy
Title: Senior Vice President, Corporate Finance and Development

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.

By:	/s/ Jeffrey B. Murphy
Name: Jeffrey B. Murphy
Title: Senior Vice President, Corporate Finance and Development

THE NEW GUARANTORS NAMED ON SCHEDULE I HERETO

By:	/s/ Jeffrey B. Murphy
Name: Jeffrey B. Murphy
Title: Authorized Signatory

[Signature Page to Thirtieth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Thirtieth Supplemental Indenture to be duly executed as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
Name: Terence Rawlins
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Terence Rawlins
Name: Terence Rawlins
Title: Vice President

[Signature Page to Thirtieth Supplemental Indenture]

Schedule I

New Guarantors

1.	CCO Holdings, LLC

2.	BPRF Holdings, LLC, a Delaware limited liability company

3.	CB Commercial Devices, LLC, a Delaware limited liability company

4.	CCI Corporate Services, LLC, a Delaware limited liability company

5.	CCI Devices, LLC, a Delaware limited liability company

6.	Cox Advanced Services Arizona, LLC, a Delaware limited liability company

7.	Cox Advanced Services Arkansas, LLC, a Delaware limited liability company

8.	Cox Advanced Services California, LLC, a Delaware limited liability company

9.	Cox Advanced Services Connecticut, LLC, a Delaware limited liability company

10.	Cox Advanced Services Florida, LLC, a Delaware limited liability company

11.	Cox Advanced Services Georgia, LLC, a Delaware limited liability company

12.	Cox Advanced Services Idaho, LLC, a Delaware limited liability company

13.	Cox Advanced Services Iowa, LLC, a Delaware limited liability company

14.	Cox Advanced Services Kansas, LLC, a Delaware limited liability company

15.	Cox Advanced Services Louisiana, LLC, a Delaware limited liability company

16.	Cox Advanced Services Nebraska, LLC, a Delaware limited liability company

17.	Cox Advanced Services Nevada, LLC, a Delaware limited liability company

18.	Cox Advanced Services North Carolina, LLC, a Delaware limited liability company

19.	Cox Advanced Services Ohio, LLC, a Delaware limited liability company

20.	Cox Advanced Services Oklahoma, LLC, a Delaware limited liability company

21.	Cox Advanced Services Rhode Island, LLC, a Delaware limited liability company

22.	Cox Advanced Services Virginia, LLC, a Delaware limited liability company

23.	Cox Arizona Telcom, L.L.C., a Delaware limited liability company

24.	Cox Arkansas Telcom, L.L.C., a Delaware limited liability company

25.	Cox California Telcom, L.L.C., a Delaware limited liability company

26.	Cox Colorado Telcom, L.L.C., a Delaware limited liability company

27.	Cox Communications Arizona, LLC, a Delaware limited liability company

28.	Cox Communications California, LLC, a Delaware limited liability company

29.	Cox Communications EBD Holdings, LLC, a Delaware limited liability company

30.	Cox Communications Georgia, LLC, a Delaware limited liability company

31.	Cox Communications Gulf Coast, LLC, a Delaware limited liability company

32.	Cox Communications Hampton Roads, L.L.C., a Delaware limited liability company

33.	Cox Communications Kansas, L.L.C., a Delaware limited liability company

34.	Cox Communications Las Vegas, LLC, a Delaware limited liability company

35.	Cox Communications Louisiana, L.L.C., a Delaware limited liability company

36.	Cox Communications Missouri, LLC, a Delaware limited liability company

37.	Cox Communications NCC, LLC, a Delaware limited liability company

38.	Cox Communications Omaha, L.L.C., a Delaware limited liability company

39.	Cox Communications Tower, LLC, a Delaware limited liability company

40.	Cox Communications, LLC, a Delaware limited liability company

41.	Cox Connecticut Telcom, L.L.C., a Delaware limited liability company

42.	Cox Florida Telcom, L.P., a Delaware limited partnership

43.	Cox HMS, LLC, a Delaware limited liability company

44.	Cox Horizon Growth, LLC, a Delaware limited liability company

45.	Cox Idaho Telcom, L.L.C., a Delaware limited liability company

46.	Cox Iowa Telcom, L.L.C., a Delaware limited liability company

47.	Cox Kansas Telcom, L.L.C., a Delaware limited liability company

48.	Cox LAHC, LLC, a Delaware limited liability company

49.	Cox Media, L.L.C., a Delaware limited liability company

50.	Cox Missouri Telcom, LLC, a Delaware limited liability company

51.	Cox Nebraska Telcom, L.L.C., a Delaware limited liability company

52.	Cox Nevada Telcom, L.L.C., a Delaware limited liability company

53.	Cox North Carolina Telcom, L.L.C., a Delaware limited liability company

54.	Cox Ohio Telcom, L.L.C., a Delaware limited liability company

55.	Cox Oklahoma Telcom, L.L.C., a Delaware limited liability company

56.	Cox Rhode Island Telcom, L.L.C., a Delaware limited liability company

57.	Cox TMI, LLC, a Delaware limited liability company

58.	Cox Virginia Telcom, L.L.C., a Virginia limited liability company

59.	Cox Wireless Access, LLC, a Delaware limited liability company

60.	Cox/Charter Master Cable Advertising, LLC, a Delaware limited liability company

61.	CoxCom, LLC, a Delaware limited liability company

62.	Fiber Platform Blocker, LLC, a Delaware limited liability company

63.	FIBER PLATFORM HOLDINGS, LLC, a Delaware limited liability company

64.	FIBER PLATFORM, LLC, a Delaware limited liability company

65.	Hospitality Network Louisiana, L.L.C., a Delaware limited liability company

66.	Hospitality Network Pennsylvania, LLC, a Delaware limited liability company

67.	Hospitality Network, L.L.C., a Delaware limited liability company

68.	Logicworks Systems, LLC, a Delaware limited liability company

69.	RapidScale, LLC, a California limited liability company

70.	TMI Partner Holdings, LLC, a Delaware limited liability company

71.	Unite Private Networks-Illinois, L.L.C., a Delaware limited liability company

72.	UPN Intermediate Holdings LLC, a Delaware limited liability company